Exhibit 1.1

SPECTRA ENERGY CORP

Shares of Common Stock ($0.001 par value)

Having an Aggregate Offering Price of up to $500,000,000

Equity Distribution Agreement

March 1, 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Barclays Capital Inc.

745 7th Avenue

New York, NY 10019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mitsubishi UFJ Securities (USA), Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Mizuho Securities USA Inc.

320 Park Avenue – 12th Floor

New York, NY 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, GA 30326

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Spectra Energy Corp, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, $0.001 par value (“Common Stock”), having an aggregate gross sales price to the public of up to $500,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are affirmed or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-188226) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is affirmed or deemed to be made, became effective upon filing, and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the Rules and Regulations, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is affirmed or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is affirmed or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. If the Company files a successor registration statement with respect to the Shares after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b) New Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) No Material Misstatements or Omissions in the Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) based upon and in conformity with information furnished in writing to the Company by or on behalf of any of the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time and the Applicable Time, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company has paid or will pay the filing fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(f) Non-Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and the Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(g) Regulation M Exceptions. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(h) Other Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

(i) Formation and Qualification. Each of the Company and Spectra Energy Partners, LP, a Delaware limited partnership, Westcoast Energy Inc., an amalgamated corporation organized under the laws of Canada and Union Gas Limited, an amalgamated corporation organized under the laws of Ontario (each, a “Spectra Entity” and collectively, the “Spectra Entities”), has been duly formed or incorporated and is validly existing as a corporation, general partnership, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Prospectus. Each of the Spectra Entities is duly qualified to do business as a foreign corporation or limited partnership, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the stockholders of the Company to any material liability or disability.

(j) Ownership of Subsidiaries. All of the equity interests of each subsidiary of the Company that is a Spectra Entity are duly authorized and validly issued in accordance with the limited partnership agreement of each Spectra Entity that is organized as a limited partnership (the “Organizational Agreements”) and the certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent documents of each Spectra Entity that is organized as a corporation (such documents, together with the certificate of incorporation, bylaws or other constituent documents of the Company, the “Organizational Documents”), and are fully paid (to the extent required by the applicable Organizational Agreements or Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) and, such equity interests are owned free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Prospectus).

(k) Valid Issuance of Shares. The Shares to be sold by the Company hereunder have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable.

(l) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans identified in the Prospectus or pursuant to the exercise of convertible securities or options identified in the Prospectus). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(m) No Preemptive Rights, Options or Registration Rights. Except as identified in the Prospectus or as provided for in the Organizational Documents, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Spectra Entities or (ii) outstanding options or warrants to purchase any securities of the Spectra Entities, other than any outstanding options or warrants pursuant to any long-term incentive plan, employee stock option plan, stock ownership plan, dividend reinvestment plan or any equity compensation plan of the Company in effect at the Applicable Time. Except for such rights that have been waived or as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company.

(n) Authority and Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the Prospectus. All corporate action required to be taken by the Company or any of its stockholders for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(o) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Enforceability of Organizational Agreements. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, the enforceability of the agreements described in this Section 2(p) may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(q) No Conflicts. None of (i) the offering, issuance or sale by the Company of the Shares or (ii) the execution, delivery and performance of this Agreement by the Company or (iii) the consummation of a transaction contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Spectra Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Spectra Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Spectra Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Spectra Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions provided for in this Agreement.

(r) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Spectra Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement, except for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction.

(s) No Defaults. None of the Spectra Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Spectra Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions provided for in this Agreement.

(t) Conformity of Shares to Description. The Shares, when issued and delivered in accordance with the terms of this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Prospectus.

(u) No Labor Dispute. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or to the knowledge of the Company are imminent or threatened, that would reasonably be expected to have a Material Adverse Effect.

(v) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected historical financial and operating information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), if any, have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Company, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in the compilation of such pro forma financial statements.

(w) Independent Public Accountants. Deloitte & Touche LLP, who has audited the audited financial statements of the Company and DCP Midstream, LLC included or incorporated by reference in the Registration Statement and the Prospectus and delivered its reports with respect to such audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”); and Deloitte & Touche LLP are independent auditors with respect to DCP Midstream, LLC under the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings.

(x) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Shares, or (C) in any manner draw into question the validity of this Agreement.

(y) Title to Properties. The Company and its subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by the Company and its subsidiaries, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Prospectus, (ii) that arise under (w) the $1 billion credit agreement of Spectra Energy Capital, LLC, as borrower (the “SE Capital Credit Agreement”), (x) the $2 billion credit agreement of Spectra Energy Partners, LP, as borrower (the “SEP Credit Agreement”), (y) the $289 million credit agreement of Westcoast Energy Inc., as borrower (the “Westcoast Credit Agreement”) and (z) the $361 million credit agreement of Union Gas Limited, as borrower (the “Union Gas Credit Agreement” and, together with the SE Capital Credit Agreement, the SEP Credit Agreement and the Westcoast Credit Agreement, collectively, the “Credit Agreements”) or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; provided that, with respect to any real property and buildings held under lease by the Company or any of its subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the

Company and its subsidiaries taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

(z) Rights-of-Way. The Company and its subsidiaries have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, the Company and its subsidiaries have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.

(aa) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(bb) Tax Returns. The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(cc) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance relating to the properties, operations, personnel and business of the Company and its subsidiaries in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Spectra Entities have any reason to believe that the Company or any of its subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(dd) Distribution Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the

Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus or arising under the Credit Agreements.

(ee) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Spectra Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Spectra Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(ff) Environmental Laws. The Company and its subsidiaries (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Spectra Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Spectra Entities have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(gg) ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Spectra Entity would have any liability, excluding any reportable event for which a waiver could apply; no Spectra Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Spectra Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(hh) Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.

(ii) Investment Company. None of the Spectra Entities is, nor after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will any of the Spectra Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj) Books and Records. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-

15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Company’s desired control objectives as described in Item 9A of the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 (the “2015 Annual Report”) have been met.

(ll) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the 2015 Annual Report, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(mm) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 2(ll) hereof, there have been no significant changes in the Company’s internal controls that materially affected or are reasonably likely to materially affect the Company’s internal controls over financial reporting.

(nn) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo) Market Stabilization. The Company has not taken, and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(pp) Statistical Data. Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(qq) No Distribution of Other Offering Materials. The Company has not distributed and, prior to the later to occur of (i) any Settlement Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus, any free writing prospectus to which the Managers have consented in accordance with this Agreement, and any other materials, if any, permitted by the Act, including Rule 134.

(rr) Listing on NYSE. The Shares have been approved to be listed on the NYSE, subject to official notice of issuance.

(ss) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

(tt) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, affiliate, agent or representative of any Spectra Entity, has, since December 31, 2012, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Spectra Entities have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(uu) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Spectra Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Spectra Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, affiliate, agent or representative of any Spectra Entity, is currently the subject of, or aware of being a target for, any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Spectra Entities located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by any officer of the Company and delivered to any Manager or counsel for any Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Shares.

(a) Sale of Shares by Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Company and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as “Authorized Representatives” on Annex II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for sale by the Company on such day.

The Shares sold under this Section 3(a) shall be sold at the market price for the Company’s Common Stock sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Shares. For the avoidance of doubt, the Company shall submit instructions to sell Shares to only one Manager, if any, on any single trading day.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Shares, (B) no Manager will incur liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

(iii) The Company shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Company or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv) Each of the Managers hereby covenants and agrees not to make sales of the Shares on behalf of the Company other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares or to or through a market maker, or (B) such other sales of the Shares on behalf of the Company as shall be agreed by the Company and such Manager.

(v) The compensation to each Manager for sales of the Shares with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi). The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) but before other expenses, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, such Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)) with respect to each of which the Company is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein (as modified in the manner described above), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Shares by a Manager, as Principal. If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager unless and until the Company and such Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between this Agreement and a Terms Agreement, the Terms Agreement will control.

(c) Terms Agreement. Each sale of the Shares to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Manager. The commitment of such Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by such Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Limitations on Number and Amount of Shares Sold. The Company will not request any sales hereunder that exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Manager in writing.

(e) Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and the Managers shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

4. Agreements. The Company covenants and agrees with each Manager that:

(a) Filing of Amendment or Supplement. Other than with respect to any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act, during any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 153) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Company has prepared the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Managers so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as such Manager may reasonably request.

(c) Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 153) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to such Manager in such quantities as such Manager may reasonably request.

(d) Reports to Security Holders and Managers. As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its consolidated subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Signed Copies of Registration Statement. The Company will furnish to each Manager and counsel for such Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 153), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Shares in Certain Jurisdictions. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) No Issuer Free Writing Prospectus. Each of the Company and the Managers agrees that it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(h) Limitations on Sale of Common Stock. At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with any Manager any instructions to sell the Shares but such instructions have not been fulfilled or cancelled, the Company will not, without giving such Manager at least three Business Days prior written notice specifying the nature of such proposed transaction and such Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by such Manager in light of the proposed transaction, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any securities that are convertible into, or exercisable or exchangeable for Common Stock or publicly announce an intention to effect any such transaction, or (ii) grant any options or warrants to purchase Common Stock; provided, however, (A) the Company may issue the Shares pursuant to this Agreement or any Terms Agreement; (B) upon giving the Managers at least three Business Days prior written notice, the Company may file a registration statement on Form S-3; (C) upon giving the Managers at least three Business Days prior written notice, the Company may file a registration statement on Form S-8; (D) the Company may issue and sell Common Stock or securities convertible into or exchangeable for Common Stock pursuant to any long-term incentive plan, employee stock option plan, stock ownership plan, dividend reinvestment plan or any equity compensation plan of the Company in effect at the Applicable Time; and (E) the Company may issue or deliver Common Stock issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time.

(i) Market Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) Notifications to Managers. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Company shall file (x) an Annual Report on Form 10-K, (y) a Quarterly Report on Form 10-Q, or (z) a Current Report on Form 8-K containing financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit), (iii) the Shares are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement that were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date and time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date and time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Common Stock under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Common Stock pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to provide a certificate under this Section 4(k) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Common Stock under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Managers with a certificate under this Section 4(k), then before the Company delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Stock, the Company shall provide the Managers with a certificate of the same tenor as the certificate referred to in Section 6(e) of this Agreement.

(l) Opinions of Company Counsel and Counsel of the Company. At each Representation Date with respect to which the Company is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, or other counsel satisfactory to the Managers (“Company Counsel”), and of Reggie Hedgebeth, general counsel for the Company, or an Associate General Counsel for the Company, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, to the opinions referred to in Sections 6(b) and 6(c) of this Agreement, respectively, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Opinion of Managers’ Counsel. At each Representation Date with respect to which the Company is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Letter of Independent Accountants. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales as contemplated herein), and at each Representation Date, the Company shall cause Deloitte & Touche LLP (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers or the relevant Manager party to the Terms Agreement, as the case may be, with a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Managers or the relevant Manager party to the Terms Agreement, as the case may be, to the effect of the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter or letters under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to cause the Accountants to provide the Managers a letter or letters under this Section 4(n) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Common Stock under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Common Stock following a Representation Date when the Company relied on such waiver and did not cause the Accountants to provide the Managers with a letter or letters under this Section 4(n), then before the Company delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Stock, the Company shall cause the Accountants to each furnish the Managers a letter or letters, dated the date of the Representation Date, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Alternative Delivery Date. The obligations of any party contained in Sections 4(k), 4(l), 4(m) or 4(n) may be satisfied by delivery on an alternative date; provided that such alternative date is mutually agreed upon by the Company and the Managers.

(p) Due Diligence. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales as contemplated herein), and at (or reasonably in advance of) each Representation Date with respect to which the Company is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request.

(q) Managers Trading. The Company consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) Disclosures in Periodic Reports. The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement and the Net Proceeds to the Company with respect to sales of Shares pursuant to this Agreement during the relevant period.

(s) Failure of Certain Conditions. If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(g) or 6(i) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(t) Acceptance of Offer to Purchase. Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the respective Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u) Sufficient Common Stock for Issuance. The Company shall ensure that there are at all times sufficient Common Stock to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(v) Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w) DTC. The Company shall cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x) Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus Supplement.

5. Payment of Expenses.

(a) The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Prospectus and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused the Company Counsel to furnish to the Managers, on every date specified in Section 4(l), a written opinion in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(c) The Managers shall have received from Reggie Hedgebeth, general counsel for the Company, or an Associate General Counsel for the Company, on every date specified in Section 4(l), an opinion dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers and their counsel, substantially similar to the form attached hereto as Exhibit A, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(d) The Managers shall have received from Baker Botts L.L.P., counsel for the Managers, on every date specified in Section 4(m), its opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Managers, on every date specified in Section 4(k), a certificate of the Company, signed on behalf of the Company by the Vice President and Treasurer of the Company, dated as of such date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations, warranties and agreements of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Spectra Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(f) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, (i) confirming that such firm is an independent registered public accounting firm under the Rules and Regulations and the rules of the PCAOB, (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus Supplement, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (i) neither the Company nor its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Company and its subsidiaries, taken as a whole, and (ii) there shall not have been any change in the capitalization or increase in short-term or long-term debt of any of the Spectra Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, properties, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(h) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(i) Between the Execution Time and any Time of Delivery, there shall not have been any decrease in the rating of any of the Company’s debt securities to a rating of more than one notch below such rating as of the Execution Time by any “nationally recognized statistical rating organization” (as that term is used in Section 15E of the Exchange Act).

(j) The NYSE shall have approved the Shares for listing, subject only to official notice of issuance at or prior to the Settlement Date.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Managers on each date on which the Company is required to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Gibson, Dunn & Crutcher LLP, counsel for the Company, at 1801 California Street, Denver, CO 80202-2642, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents and affiliates of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that the name and contact information of the Managers in the Prospectus constitute the only information furnished in writing by or on behalf of the Managers for inclusion in the Prospectus or any Issuer Free Writing Prospectus.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager, but only with reference to written information relating to a Manager furnished to the Company by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Company and the Managers agree to contribute to the aggregate Losses to which the Company and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Managers on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Company and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total Net Proceeds received by the Company, and benefits received by the Managers shall be deemed to be equal to the total discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by or on behalf of the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall a Manager be required to contribute any amount in excess of the amount by which the discount or commission, as the case may be, applicable to the Shares purchased by such Manager hereunder exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute pursuant to this Section 7(d) are several and not joint. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through any Manager for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Company, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) above or the termination of the obligations of each Manager pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Shares by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment

(i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred and as a result thereof, in the sole judgment of such Manager, it is impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto), (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto), (iv) any of the events described in Section 6(g) shall have occurred, or (v) such Manager shall decline to purchase the Shares for any other reason permitted under this Agreement.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013 Attention: General Counsel, facsimile number 1-646-291-1469, Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133, Credit Suisse Securities (USA), LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: General Counsel, Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-9344); Attention: Equity Capital Markets - Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005 (fax: (212) 797-4561); Attention: General Counsel, Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Adam Rosenbluth (Fax: 646-441-4870), with a copy to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention Brett Chalmers, Mitsubishi UFJ Securities (USA), Inc., 1221 Avenue of the Americas, 6th Floor, New York, NY, 10020, Attn: Capital Markets Group (Fax: (646) 434-3455), Mizuho Securities USA Inc., 320 Park Avenue – 12th Floor, New York, NY 10022, Attention: Equity Capital Markets Desk, Fax No.: (212) 205-8400, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY

10281, Fax: (212) 428-6260, SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, Attention: Michelle Petropoulos (Fax: 212-224-3496), SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, GA 30326, Attention: Equity Syndicate (fax: (404) 926-5872), UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Syndicate (fax: (212) 713-3371) and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate; or, if sent to the Company, will be mailed, delivered or telefaxed to 713-386-3091 and confirmed to it at Spectra Energy Corp, 5400 Westheimer, Houston, Texas 77056, Attention: Christopher Agbe-Davies, Deputy General Counsel.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager and any affiliates through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and not as a fiduciary of the Company and (c) the Company’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among the Company and any Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement and any claim, controversy or dispute arising under or related thereto will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective under the Act in accordance with the Rules and Regulations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and as further amended or supplemented pursuant to Section 4(b).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 134”, “Rule 153”, “Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Company and the Managers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Spectra Energy Corp

By:	/s/ Laura J. Buss Sayavedra
Name:	Laura J. Buss Sayavedra
Title:	Vice President and Treasurer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Michael J. Casey
Name: Michael J. Casey
Title: Managing Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Barclays Capital Inc.

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Credit Suisse Securities USA (LLC)

By:	Credit Suisse Securities USA (LLC)

By:	/s/ Asheley C. Kinsey
Name: Asheley C. Kinsey
Title: Director, Investment Banking

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Deutsche Bank Securities Inc.

By:	Deutsche Bank Securities Inc.

By:	/s/ Young Kim
Name: Young Kim
Title: Managing Director

By:	/s/ Stephen Lambrix
Name: Stephen Lambrix
Title: Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Goldman, Sachs & Co.

By:	Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

J.P. Morgan Securities LLC

By:	J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenblum
Name: Adam S. Rosenblum
Title: Executive Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Mitsubishi UFJ Securities (USA), Inc.

By:	Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ David McMillan
Name: David McMillan
Title: Managing Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Mizuho Securities USA Inc.

By:	Mizuho Securities USA Inc.

By:	/s/ Derek Dillon
Name: Derek Dillon
Title: Managing Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Morgan Stanley & Co. LLC

By:	Morgan Stanley & Co. LLC

By:	/s/ Robert Shepardson
Name: Robert Shepardson
Title: Managing Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

RBC Capital Markets, LLC

By:	RBC Capital Markets, LLC

By:	/s/ Andrew Jones
Name: Andrew Jones
Title: Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

SMBC Nikko Securities America, Inc.

By:	SMBC Nikko Securities America, Inc.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

SunTrust Robinson Humphrey, Inc.

By:	SunTrust Robinson Humphrey, Inc.

By:	/s/ Jonathan C. Biele
Name: Jonathan C. Biele
Title: Managing Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

UBS Securities LLC

By:	UBS Securities LLC

By:	/s/ Shail Sapra
Name: Shail Sapra
Title: Director

By:	/s/ Ephraim Musokwa
Name: Ephraim Musokwa
Title: Associate Director

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Wells Fargo Securities, LLC

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Signature Page to Equity Distribution Agreement

EXHIBIT A

March 1, 2016

Citigroup Global Markets Inc.	Mizuho Securities USA Inc.
388 Greenwich Street	320 Park Avenue – 12th Floor
New York, New York 10013	New York, NY 10022

Barclays Capital Inc.	Morgan Stanley & Co. LLC
745 7th Avenue	1585 Broadway
New York, NY 10019	New York, New York 10036

Credit Suisse Securities (USA) LLC	RBC Capital Markets, LLC
Eleven Madison Avenue	200 Vesey Street, 8th Floor
New York, New York 10010	New York, New York 10281

Deutsche Bank Securities Inc.	SMBC Nikko Securities America, Inc.
60 Wall Street	277 Park Avenue
New York, New York 10005	New York, NY 10172

Goldman, Sachs & Co.	SunTrust Robinson Humphrey, Inc.
200 West Street	3333 Peachtree Road NE
New York, New York 10282	Atlanta, GA 30326

J.P. Morgan Securities LLC	UBS Securities LLC
383 Madison Avenue	1285 Avenue of the Americas
New York, New York 10179	New York, NY 10019

Mitsubishi UFJ Securities (USA), Inc.	Wells Fargo Securities, LLC
1221 Avenue of the Americas, 6th Floor	375 Park Avenue
New York, NY 10020	New York, New York 10152

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 6(c) of the Equity Distribution Agreement dated March 1, 2016 (the “Equity Distribution Agreement”) among Spectra Energy Corp, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Managers”), pursuant to which the Company has agreed to sell through or to the Managers, shares of the Company’s common stock, $0.001 par value , having an aggregate gross sales price to the public of up to $500,000,000 on the terms and for the purposes set forth in Section 2 of the Equity Distribution Agreement. The shares of common stock to be issued and sold pursuant to the Equity Distribution Agreement are referred herein as the “Shares.” Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Equity Distribution Agreement.

I am the General Counsel of the Company, and have acted as counsel to the Company in connection with the offer and sale by the Company of the Shares. In such capacity, I or attorneys under my direct supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, company records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, I am of the opinion that:

(i) Formation and Qualification. Westcoast Energy Inc. (“Westcoast”), an amalgamated corporation organized under the laws of Canada, is validly existing as an amalgamated corporation and is in good standing under the laws of Canada. Union Gas Limited (“Union Gas”), an amalgamated corporation organized under the laws of Ontario, is validly existing as an amalgamated corporation and is in good standing under the laws of Ontario.

(ii) No Conflicts. None of (A) the offering, issuance or sale by the Company of the Shares or (B) the execution, delivery and performance of the Equity Distribution Agreement by the Company or (C) the consummation of the transactions contemplated by the Equity Distribution Agreement (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Spectra Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement that is filed as a material agreement in the most recent Annual Report on Form 10-K filed by the Company or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by the Company, or (iii) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the State of Delaware or the United States of America having jurisdiction over any of the Spectra Entities or any of their properties or assets in a proceeding to which any of them or their property is a party, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions provided for in the Equity Distribution Agreement; provided, however, that no opinion is expressed pursuant to this paragraph (ii) with respect to federal or state securities laws and other anti-fraud laws.

(iii) Legal Proceedings; Material Agreements. To my knowledge, there are no (A) legal or governmental proceedings pending or threatened to which any of the Company or its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required or, if determined adversely to any of the Company or its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company or its subsidiaries, taken as a whole; and (B) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act.

In rendering the opinions expressed herein, I have:

(A) relied in respect of matters of fact upon the representations and warranties contained in the Equity Distribution Agreement, certificates of officers of the Spectra Entities and upon information obtained from public officials,

(B) assumed that all documents submitted to me as originals are authentic, that all copies submitted to me conform to the originals thereof, and that the signatures on all documents examined by us are genuine,

(C) with respect to the opinions expressed in paragraph (i) above as to the valid existence and good standing of each of Westcoast and Union Gas, I have based my opinion solely on printed search results of the corporate registries (or equivalent) of Corporations Canada and the province of Ontario, as applicable, copies of each of which have been delivered to you or your counsel prior to the date hereof,

(D) assumed that all parties to the Equity Distribution Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Equity Distribution Agreement, and

(E) not expressed an opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the stockholders of the Company may be subject.

The phrase “to my knowledge,” as used in the foregoing opinion, refers to my actual knowledge without any independent investigation as to any such matters.

I do not express any opinion as to any matters governed by any laws other than the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporate Law and the federal laws of the United States of America.

This opinion is rendered to you in connection with the above-referenced matter and may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other Person, firm or corporation without any prior written consent, except for Gibson, Dunn & Crutcher LLP. My opinions expressed herein are as of the date hereof, and I undertake no obligation to advise you of any changes of applicable law or any other matters that may come to my attention after the date hereof that may affect my opinions expressed herein.

Very truly yours,

[Form of Terms Agreement]	ANNEX I

SPECTRA ENERGY CORP

Common Stock

TERMS AGREEMENT

                                         , 20

[                              ]

Ladies and Gentlemen:

Spectra Energy Corp, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated March [         ], 2016 (the “Equity Distribution Agreement”), among the Company and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, to issue and sell to [     ] (the “Manager”) the securities specified in the Schedule I hereto (the “Shares”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Shares”)].

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Shares, at the same purchase price per share to be paid by the Manager to the Company for the Shares. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution

Agreement that makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Shares.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Shares [and the Additional Shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

Very truly yours,

Spectra Energy Corp

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[ ]

By:
Name:
Title:

3

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Shares [and Additional Shares]:

Common Stock, par value $0.001 per share

Number of Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by [                     ]:

Method of and Specified Funds for Payment of Purchase Price:

    By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

    Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).

(3) The accountants’ letter referred to in Section 4(n).

(4) The officers’ certificate referred to in Section 4(k).

(5) Such other documents as the Manager shall reasonably request.

Annex II

Authorized Representatives

Laura J. Buss Sayavedra

J. Patrick Reddy

Chip Fichtner

Andrew Alonzo